Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 650 567-5178 jenb@mips.com	Investor Contact: Juli Dowhan MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

MIPS Technologies Announces Planned Retirement of
CEO John Bourgoin; Launches Search for Successor

SUNNYVALE, Calif. – July 13, 2009 – MIPS Technologies, Inc. (NasdaqGS: MIPS), a leading provider of industry-standard processor architectures and cores for home entertainment, communications, networking and portable multimedia markets, today announced that long-time President and CEO John Bourgoin intends to retire at the end of the calendar year. The Company’s board of directors plans to begin an immediate search for a successor, which is expected to take three to six months. Bourgoin will remain president and CEO through the end of the calendar year unless his successor is appointed earlier.

“The board accepts John’s decision to retire with appreciation for his leadership and with pride in his impact on both MIPS and our industry,” said Tony Holbrook, the company’s board chairman. “Under John’s leadership, MIPS Technologies has emerged as a leading supplier of microprocessor IP, and has garnered a leading share in many consumer electronics market segments. MIPS’ processor product portfolio has grown rapidly, helping to propel growth of consumer electronics markets over the past decade. Tremendous opportunities await MIPS Technologies as technology continues to advance across a broad front. We look forward to a seamless transition to John’s successor, to lead the company in the next phase of its growth.”

Bourgoin has been CEO of MIPS Technologies, Inc., since February 1998, and president since 1996. He led MIPS Technologies through its IPO in 1998, through its transition into a pure play IP provider, to become a global leader in the semiconductor IP industry. Today, MIPS Technologies has well over a hundred licensees who have together shipped almost two billion MIPS-Based™ products.

“I'm honored to have had the opportunity to lead MIPS Technologies for more than a decade. It has been an incredible journey, and I am proud of the company we have built, with a stellar team of employees and leading-edge technology,” said Bourgoin. “Now that we have completed the divestiture of our Analog Business Group and bolstered our balance sheet to a strong position despite the challenging economy, it is a good time for me to step down. I am giving ample notice so the board can complete a thorough search, and we can have a smooth transition.”

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NasdaqGS: MIPS) is a leading provider of industry-standard processor architectures and cores that power some of the world’s most popular products for the home entertainment, communications, networking and portable multimedia markets. These include broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth, and statements about the retirement and replacement of our chief executive officer. These forward-looking statements include MIPS’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors, in particular the level of demand in these markets during the recessionary period currently affecting global economies. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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MIPS and MIPS-Based are trademarks or registered trademarks in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.